Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 of this Registration Statement on Form S-4 (File No. 333-262644) of our report dated June 26, 2022, relating to the combined and consolidated financial statements of TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries as of December 31, 2021, and 2020, and for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in the above noted Registration Statement.

/s/ Citrin Cooperman & Company, LLP
Citrin Cooperman & Company, LLP

New York, New York

September 27, 2022